UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2018

The Finish Line, Inc.

(Exact name of registrant as specified in its charter)

Indiana	001-38194	35-1537210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road

Indianapolis, Indiana 46235

(Address of principal executive offices)

(317) 899-1022

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On June 18, 2018, pursuant to the Agreement and Plan of Merger dated as of March 25, 2018 (the “Merger Agreement”), by and among The Finish Line, Inc. (“Finish Line” or the “Company”), JD Sports Fashion Plc (“JD Sports”), and Genesis Merger Sub, Inc. (“Merger Sub”), JD Sports completed its previously announced acquisition of Finish Line by way of the merger of Merger Sub with and into Finish Line (the “Merger”), with Finish Line surviving the Merger as an indirect wholly-owned subsidiary of JD Sports.

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the closing of the Merger, on June 18, 2018, Finish Line, The Finish Line USA, Inc., The Finish Line Distribution, Inc., Finish Line Transportation Co., Inc., and Spike’s Holding, LLC (as borrowers upon the closing of the Merger), Merger Sub (as borrower and borrowing agent until the closing of the merger), and Genesis Holdings, Inc. and The Finish Line MA, Inc. (as guarantors), entered into a new credit agreement with PNC Bank, National Association, as agent for the lenders named therein, Wells Fargo Bank, National Association and Bank of America, N.A., as co-syndication agents, and PNC Capital Markets, LLC and Wells Fargo Bank, National Association, as joint lead arrangers and bookrunners (the “Credit Agreement”), providing for an aggregate $315 million senior secured asset-based revolving credit facility, consisting of a $300 million senior secured asset-based revolving credit facility and a $15 million first-in, last-out senior secured asset-based revolving credit facility (collectively, the “Credit Facility”) . Proceeds from the Credit Facility were used to pay a portion of the Merger Consideration (defined below) and fees, costs, and expenses incurred in connection with the Merger, to repay substantially all of the existing third party indebtedness of Finish Line, and to fund working capital and general corporate purposes.

The Credit Facility is secured by substantially all the assets of Finish Line and its subsidiaries and Genesis Holdings, Inc. Genesis Holdings, Inc. and The Finish Line MA, Inc. guarantee repayment of the Credit Facility. The term of the Credit Facility will continue until June 18, 2023, unless sooner terminated as provided pursuant to the terms of the Credit Agreement.

Loans under the Credit Facility will bear interest at: (i) with respect to revolving advances that are domestic rate loans under the Credit Facility, the sum of an applicable margin of between 0.25% to 0.50% (dependent upon the amount of the average undrawn availability), plus the greater of an alternate base rate (as defined in the Credit Agreement) and 0%; and (ii) with respect to LIBOR rate loans, the sum of an applicable margin of between 1.25% to 1.50% (dependent upon the amount of the average undrawn availability), plus the greater of the LIBOR rate (as defined in the Credit Agreement) and 0%. Interest is payable in arrears on the first day of each calendar quarter with respect to domestic rate loans and, with respect to LIBOR rate loans, at the end of each applicable interest period unless such interest period is longer than three months, in which case they are due at the end of each three month period. All accrued and unpaid interest is due and payable at the end of the term of the Credit Facility. The Credit Facility is subject to customary negative covenants and representations and warranties of Finish Line and the other borrowers and guarantors named therein.

This description of the Credit Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On June 18, 2018, Finish Line and its subsidiaries The Finish Line USA, Inc., The Finish Line Distribution, Inc., Finish Line Transportation Co., Inc., and Spike’s Holding, LLC, as borrowers, and The Finish Line MA, Inc., as guarantor, terminated the Second Amended and Restated Credit Agreement, dated as of November 30, 2016, with PNC Bank, National Association, as Administrative Agent, Lead Arranger, and Sole Book Runner, and certain lenders named therein (the “Terminated Credit Agreement”). The Terminated Credit Agreement provided for an unsecured $125 million credit facility with a syndicate of financial institutions, with an expiration date of November 30, 2021. The Terminated Credit Agreement also provided that, under certain circumstances, Finish Line could increase the maximum amount of the credit facility in an aggregate principal amount not to exceed $200 million. The credit facility under the Terminated Credit Agreement was used by Finish Line, among other things, to issue letters of credit, support working capital needs, fund capital expenditures, and for other general corporate purposes.

Finish Line terminated the Terminated Credit Agreement in connection with the closing of the Merger and the entering into of the new Credit Facility described in Item 1.01 above. As of the date of termination, under the Terminated Credit Agreement Finish Line did not have any borrowings outstanding and had $2,146,247 in stand-by letters of credit outstanding. In addition, Finish Line did not incur any material early termination penalties in connection with the termination of the Terminated Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note to this Current Report on Form 8-K, on June 18, 2018, pursuant to the Merger Agreement, the Company, JD Sports, and Merger Sub completed the Merger, pursuant to which the Company became an indirect wholly-owned subsidiary of JD Sports.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Class A Common Share, no par value per share, of the Company (“Company Common Shares”) (other than shares held by the Company in treasury or owned by any subsidiary of the Company, JD Sports, Merger Sub, or any other subsidiary of JD Sports) was automatically converted into the right to receive $13.50 in cash, without interest (the “Merger Consideration”). In addition, at the Effective Time, all outstanding and unexercised stock options to purchase Company Common Shares (whether vested or unvested) granted under the Company’s 2002 Stock Incentive Plan, as amended, and its Amended and Restated 2009 Incentive Plan, as amended, were cancelled and each option-holder will receive an amount in cash (without interest) equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of the Company Common Shares underlying such option, and (ii) the number of Company Common Shares subject to the option (net of withholding taxes and rounded down to the nearest whole cent). All Company stock options with an exercise price per share equal to or greater than the Merger Consideration were terminated at the Effective Time with no consideration paid in respect of such options. All amounts payable upon the cash-out of stock options will be paid by the surviving corporation no later than the first regular payroll date after the Effective Time. In addition, each award of Company restricted stock that was outstanding and unvested immediately prior to the Effective Time became fully vested and free of forfeiture restrictions immediately prior to the Effective Time, and each Company Common Share represented by such share of restricted stock was converted into the right to receive the Merger Consideration (net of withholding taxes). JD Sports funded the payment of the Merger Consideration through a combination of cash-on-hand and debt financing arranged by Barclays Bank PLC, HSBC Bank plc, PNC Bank, National Association, and PNC Capital Markets LLC (the “Lenders”).

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2018, and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 18, 2018, the Company notified the NASDAQ Stock Market LLC (the “NASDAQ”) of the effectiveness of the Merger. As a result, trading in the Company Common Shares on the NASDAQ Global Select Market was suspended prior to the opening of trading on June 18, 2018, and the Company has requested that the NASDAQ file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of the Company Common Shares and the deregistration of the Company Common Shares under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Company Common Shares will no longer be listed on any national securities exchange. The Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting that its registration of the Company Common Shares under the Exchange Act be terminated and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Upon the Effective Time, holders of Company Common Shares immediately prior to the Effective Time ceased to have any rights as shareholders of the Company (other than their right to receive the Merger Consideration pursuant to the terms and conditions of the Merger Agreement), as described in more detail in Item 2.01 above.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now an indirect wholly-owned subsidiary of JD Sports. The aggregate Merger Consideration paid by JD Sports in connection with the Merger was approximately $556.70 million, which amount was funded through a combination of cash-on-hand and debt financing provided by the Lenders described above.

The information regarding the Merger and Merger Agreement in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors and Officers of the Surviving Corporation

In connection with the consummation of the Merger and the terms of the Merger Agreement, the tenures on the Company’s board of directors of each of Glenn S. Lyon, Torrence Boone, William P. Carmichael, Richard P. Crystal, Faisal Masud, Stephen Goldsmith, and Catherine A. Langham ended, and the directors of Merger Sub immediately prior to the Effective Time became the directors of the surviving corporation, including Samuel M. Sato, who will remain on the board of directors.

In addition, upon the closing of the Merger, each of the following persons will continue in their positions as executive officers of the Company, in the following capacities, until their respective successors have been duly elected and qualified or until his earlier resignation or removal: Samuel M. Sato, Chief Executive Officer; Edward W. Wilhelm, Executive Vice President, Chief Financial Officer; Albert J. (AJ) Sutera, Executive Vice President, Chief Information and Technology Officer; and John J. Hall, Divisional President, Executive Vice President, Chief Merchandising Officer.

Officer Retirement

Effective as of June 15, 2018, Melissa A. Greenwell, the Company’s Executive Vice President, Chief Operating Officer, retired from the Company. In connection with her retirement, the Company and Ms. Greenwell entered into a Retirement Agreement on June 15, 2018, which, among other things, provides that the Employment Agreement dated February 5, 2016 between the Company and Ms. Greenwell terminated as of the date of Ms. Greenwell’s retirement. Under the terms of the Retirement Agreement, Ms. Greenwell will receive a lump sum cash retirement payment of $1,786,059. Ms. Greenwell will not be entitled to any other termination payments except for the payment set forth in the Retirement Agreement. The payment described above is conditioned on Ms. Greenwell’s compliance with the terms of the Retirement Agreement and her execution of the Retirement Agreement, without revocation, within the period provided to her to consider the agreement.

The Retirement Agreement contains a customary general release and waiver of claims by Ms. Greenwell in favor of the Company. Ms. Greenwell has seven days in which to revoke her acceptance of the Retirement Agreement. If she does not revoke her acceptance, the Retirement Agreement will become effective after the seven day revocation period.

The foregoing description of the Retirement Agreement is not complete and is qualified in its entirety to the text of the Retirement Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, pursuant to the Merger Agreement, the Bylaws of the Company, as amended, were amended and restated in their entirety. The amended and restated bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01	Other Events.

In connection with the closing of the Merger, on June 18, 2018 the Company and JD Sports each issued press releases. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and among JD Sports Fashion plc, Genesis Merger Sub, Inc., and The Finish Line, Inc. dated as of March 25, 2018 (incorporated by reference to Exhibit 2.1 of the registrant’s Current Report on Form 8-K filed with the SEC on March 26, 2018).

3.1	Amended and Restated Bylaws of The Finish Line, Inc.

10.1	Revolving Credit and Security Agreement dated June 18, 2018, by and among PNC Bank, National Association, as Agent, the lenders party thereto, Genesis Merger Sub, Inc. and The Finish Line, Inc., as Borrowing Agent for the Borrowers named therein, the other Borrowers named therein, the Guarantors named therein, Wells Fargo Bank, National Association and Bank of America, N.A., as Co-Syndication Agents, and PNC Capital Markets, LLC and Wells Fargo Bank, National Association, as Joint Lead Arrangers and Bookrunners.

10.2	Second Amended and Restated Credit Agreement, dated as of November 30, 2016, by and among The Finish Line, Inc., The Finish Line USA, Inc., The Finish Line Distribution, Inc., Finish Line Transportation Co., Inc., and Spike’s Holding, LLC, as Borrowers, The Finish Line MA, Inc., as Guarantor, certain lenders named therein, and PNC Bank, National Association, as Administrative Agent, Lead Arranger, and Sole Book Runner (incorporated by reference to Exhibit 99.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 6, 2016).

10.3	Retirement Agreement dated June 15, 2018 between Melissa A. Greenwell and The Finish Line, Inc.

99.1	Press Release of the Company dated June 18, 2018.

99.2	Press Release of JD Sports dated June 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Finish Line, Inc.

Date: June 18, 2018

	By:	/s/ Edward W. Wilhelm
Printed Name: Edward W. Wilhelm
Title: Executive Vice President, Chief Financial Officer